UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Dixie Group, Inc.

(Name of Registrant as Specified In Its Charter)

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THE DIXIE GROUP, INC.

104 Nowlin Lane, Suite 101

Chattanooga, Tennessee 37421

(423) 510-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Marriott Grand Hotel, Point Clear, Alabama, on May 2, 2007, at 8:00 a.m., Central Daylight Time, for the following purposes:

1.	To set the number of directors at six and to elect six individuals to the Board of Directors for a term of one year each; and

2.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on February 23, 2007, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors

Daniel K. Frierson
Chairman of the Board

Chattanooga, Tennessee

Dated: March 12, 2007

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

THE DIXIE GROUP, INC.

104 Nowlin Lane, Suite 101

Chattanooga, Tennessee 37421

(423) 510-7000

ANNUAL MEETING OF SHAREHOLDERS

May 2, 2007

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 12, 2007, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on February 23, 2007.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) set the number of directors at six and elect six individuals to the Board of Directors for a term of one year each, and (ii) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on February 23, 2007, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of February 23, 2007, 12,112,819 shares of Common Stock, representing 12,112,819 votes, were held of record by approximately 4,850 shareholders (including an estimated 4,300 shareholders whose shares are held in nominee names, but excluding 921 participants in the Company’s 401(k) Plan who may direct the voting of shares allocated to their accounts), and 829,825 shares of Class B Common Stock, representing 16,596,500 votes, were held by 13 shareholders, together representing an aggregate of 28,709,319 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted FOR setting the number of directors at six (6) and electing the six (6) nominees for director.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by submitting a later-dated, properly executed Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Starr T. Klein, Secretary.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, J. Don Brock and John W. Murrey, III. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a plurality of the total votes cast that are represented in person or by Proxy at the Annual Meeting is required to elect the Board of Directors’ nominees.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered affirmative votes. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes.

A copy of the Company’s Annual Report for the year ended December 30, 2006, is enclosed herewith.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxyholders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on February 23, 2007, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

The following table presents information regarding ownership of the Company’s equity securities by beneficial owners of more than 5% of the Common Stock or Class B Common Stock. The table also presents beneficial ownership information for the executive officers named in the Summary Compensation Table, all directors and nominees, and all directors and executive officers as a group as of February 23, 2007.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)	% of Class(1)
Daniel K. Frierson 111 East and West Road Lookout Mountain, TN 37350	Common Stock Class B Common Stock	858,385(3) 715,968(4)	6.67% 86.28%

Paul K. Frierson 141 Brow Lake Road Lookout Mountain, GA 30750	Common Stock Class B Common Stock	204,461(5) 129,130(6)	1.67% 15.56%

Van Den Berg Management 805 Las Cimas Parkway Suite 430 Austin, TX 78746	Common Stock Class B Common Stock	1,857,501(7) —	15.34% —

T. Rowe Price Associates, Inc. & T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	Common Stock Class B Common Stock	1,173,000(8) —	9.68% —

Dimensional Fund Advisors, L.P. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	Common Stock Class B Common Stock	1,023,941(9) —	8.45% —

RGM Capital, LLC Robert G. Moses 6621 Willow Park Drive, Ste. 1 Naples, FL 34109	Common Stock Class B Common Stock	942,376(10) —	7.78% —

Wellington Management Company, LLP 75 State Street Boston, MA 02109	Common Stock Class B Common Stock	626,000(11) —	5.17% —

Wachovia Corporation One Wachovia Center Charlotte, NC 28288	Common Stock Class B Common Stock	795,615(12) —	6.57% —

Additional Directors And Executive Officers	Title of Class	Number of Shares Beneficially Owned(1)	% of Class(1)
J. Don Brock	Common Stock Class B Common Stock	47,584(13) —	* —

Kenneth L. Dempsey	Common Stock Class B Common Stock	82,505(14) —	* —

Craig S. Lapeere	Common Stock Class B Common Stock	53,250(15) —	* —

Gary A. Harmon	Common Stock Class B Common Stock	83,351(16) —	* —

Walter W. Hubbard	Common Stock Class B Common Stock	9,274(17) —	* —

Lowry F. Kline	Common Stock Class B Common Stock	25,574(18) —	* —

John W. Murrey, III	Common Stock Class B Common Stock	28,784(19) —	* —

David E. Polley	Common Stock Class B Common Stock	117,690(20) —	* —

All Directors and Executive Officers as a Group (16 Persons)**	Common Stock Class B Common Stock	1,786,046(21) 828,037(22)	13.24% 99.78%

*	Percentage of shares beneficially owned does not exceed 1% of the Class.
**	The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 17,689,805 votes or 60.01% of the total vote.

(1)

Under the rules of the Securities and Exchange Commission and for the purposes of the disclosures in this table, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)

Does not include 723,536 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson and Paul K. Frierson are fiduciaries and for which T. Rowe Price Trust Company serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction.

(3)

Includes: (i) 1,240 shares of Common Stock owned directly by Daniel K. Frierson as to which he holds sole investment and sole voting power; (ii) 21,107 shares of restricted stock which have not vested, issued as shares of Common Stock, and as to which he has sole voting power and no investment power; (iii) 69,190 shares of Common Stock owned by the children of Daniel K. Frierson, their spouses and his grandchildren and as to which he may be deemed to share voting and investment power; (iv) options, which are exercisable within 60 days of the date hereof, to purchase 229,944 shares of Common Stock; (v) 3,567 shares of Common Stock held by Daniel K. Frierson in an Individual Retirement Account as to which he has sole investment power and voting power; (vi) 5,486 shares of Common Stock held by Daniel K. Frierson as trustee of the Rowena K. Frierson Charitable Remainder Unitrust for the lifetime benefit of Daniel K. Frierson as to which he has sole investment power and sole voting power; and (vii) the deemed conversion of 527,851 shares of Class B Common Stock which are convertible on a share for share basis into shares of Common Stock and which are held by Mr. Frierson as set forth in Note (4).

(4)

Includes: 715,968 shares of Common Stock held as follows: (A) 647,724 shares of Class B Common Stock held subject to a Shareholder’s Agreement among Daniel K. Frierson, his wife, and their five children, pursuant to which Daniel K. Frierson has been granted a proxy which expires October 11, 2015 to vote such shares (the “Shareholder Agreement”), which include: (i) 321,193 shares of Class B Common Stock owned directly by Daniel K. Frierson, as to which he has sole investment power and sole voting power; (ii) 119,873 shares of restricted stock which have not yet vested, issued as shares of Class B Common Stock, as to which he has sole voting power, and no investment power; (iii) 94,879 shares of Class B Common Stock held by his wife, as to which he has sole voting power and shared investment power pursuant to the terms of the Shareholder Agreement; (iv) 94,719 shares of Class B Common Stock held by his children and grandchildren, as to which he may be deemed to have sole voting and shared investment power pursuant to the terms of the Shareholder Agreement; and (v) 17,060 shares of Class B Common Stock held by him, as trustee, under Agreement with Rowena K. Frierson for the benefit of his family as to which he has shared voting power and investment power, and (B) 68,244 shares of Class B Common Stock held by four trusts for the benefit of his four brothers and their families, as to which Mr. Frierson has sole voting and no investment power.

(5)

Includes: (i) 48,453 shares of Common Stock owned directly by Paul K. Frierson as to which he holds sole investment and sole voting power; (ii) 6,080 shares of Common Stock owned by Paul K. Frierson’s wife as to which he may be deemed to share investment power and voting power; (iii) 7,950 shares of Common Stock owned by children of Paul K. Frierson as to which he may be deemed to share voting power; (iv) options, which are immediately exercisable, to purchase 4,000 shares of Common Stock; (v) 1,936 shares of Common Stock allocated to Paul K. Frierson’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; (vi) 1,426 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (vii) 5,486 shares of Common Stock held by Paul K. Frierson as trustee of the Rowena K. Frierson Charitable Remainder Unitrust for the lifetime benefit of Paul K. Frierson as to which he has sole investment power and sole voting power; and (viii) the deemed conversion of 129,130 shares of Class B Common Stock which are convertible on a share for share basis into shares of Common Stock and which are held by Paul K. Frierson as set forth in Note (6).

(6)

Includes: (i) 94,069 shares of Class B Common Stock owned directly by Paul K. Frierson as to which he has sole voting and investment power; (ii) 17,061 shares of Class B Common Stock held by Paul K. Frierson, as trustee, under Agreement with Rowena K. Frierson for the benefit of the Paul K. Frierson family as to which he has shared investment and no voting power; and (iii) 18,000 shares of Class B Common Stock owned by one of his children as to which he may be deemed to share voting power.

(7)

Van Den Berg Management has reported beneficial ownership of 1,857,501 shares of Common Stock, including 6,500 shares for which it has sole voting and investment power and 1,851,001 shares for which it has shared voting and dispositive power. The reported information is based upon the Schedule 13G/A filed by Van Den Berg Management with the Securities and Exchange Commission on January 12, 2007.

(8)

T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. have reported beneficial ownership of 1,173,000 shares of Common Stock. T. Rowe Price Associates, Inc. reports having sole dispositive power for all 1,173,000 shares and sole voting power for 238,000 of such shares, while T. Rowe Price Small-Cap Value Fund, Inc. reports sole voting power for the remaining 935,000 shares. The reported information is based upon the Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 13, 2007.

(9)

Dimensional Fund Advisors, L.P. has reported beneficial ownership of 1,023,941 shares of Common Stock, for which it has sole voting and sole dispositive power. The reported information is based upon the Schedule 13G/A filed by Dimensional Fund Advisors, L.P. with the Securities and Exchange Commission on February 9, 2007.

(10)

RGM Capital, LLC and Robert G. Moses have jointly reported beneficial ownership of 942,376 shares of Common Stock. The reported information is based upon the Schedule 13D/A filed by them with the Securities and Exchange Commission on November 15, 2006.

(11)

Wellington Management Company, LLP has reported beneficial ownership of 626,000 shares of Common Stock for which it has shared dispositive power, and has reported shared voting power with respect to 446,000 of such shares. The reported information is based upon the Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 14, 2007.

(12)

Wachovia Corp. has reported the beneficial ownership of 795,615 shares of Common Stock, as to which it has sole power to vote and sole power to dispose of all such shares. The reported information is based on a Form 13D/G filed on February 5, 2007.

(13)

Includes: (i) 22,500 shares of Common Stock owned directly by Dr. Brock as to which he has sole investment power and sole voting power; (ii) 15,584 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (iii) options, which are immediately exercisable, to purchase 9,500 shares of Common Stock.

(14)

Includes: (i) 1,801 shares of Common Stock owned directly by Mr. Dempsey as to which he has sole investment power and sole voting power; (ii) options, which are immediately exercisable, to purchase 71,057 shares of Common Stock; (iii) 3,867 shares of Common Stock allocated to Mr. Dempsey’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; and (iv) 5,780 restricted shares of Common Stock held directly by Mr. Dempsey as to which he has sole investment power and sole voting power.

(15)	Includes: (i) options, which are immediately exercisable, to purchase 53,250 shares of Common Stock.

(16)

Includes: (i) 32,475 shares of Common Stock owned directly by Mr. Harmon as to which he has sole investment power and sole voting power; (ii) options, which are immediately exercisable, to purchase 44,700 shares of Common Stock; (iii) 3,136 shares of Common Stock allocated to Mr. Harmon’s account in the 401(k) Plan as to which he has sole investment power and shared voting power; and (iv) 3,040 restricted shares of Common Stock held directly by Mr. Harmon as to which he has sole investment power and sole voting power.

(17)

Includes: (i) options, which are immediately exercisable, to purchase 8,000 shares of Common Stock and (ii) 1,274 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors.

(18)

Includes: (i) 5,000 shares of Common Stock owned directly by Mr. Kline as to which he has sole investment power and sole voting power; (ii) 2,574 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (iii) an option, which is immediately exercisable, to purchase 17,000 shares of Common Stock.

(19)

Includes: (i) 3,200 shares of Common Stock owned directly by Mr. Murrey as to which he has sole investment power and sole voting power; (ii) 500 shares of Common Stock owned by Mr. Murrey’s wife as to which he may be deemed to share investment power and voting power; (iii) 15,584 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; and (iv) options, which are immediately exercisable, to purchase 9,500 shares of Common Stock.

(20)

Includes: (i) 41,447 shares of Common Stock owned directly by Mr. Polley as to which he has sole investment power and sole voting power; (ii) 2,893 restricted shares of Common Stock held directly by Mr. Polley as to which he has sole investment power and sole voting power; and (iii) options, which are immediately exercisable, to purchase 73,350 shares of Common Stock.

(21)

Includes: (i) 207,182 shares of Common Stock owned directly by individuals in this group; (ii) options, which are either immediately exercisable, or exercisable within 60 days of the Record Date to purchase 724,486 shares of Common Stock; (iii) 36,442 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; (iv) 83,720 shares of Common Stock owned by immediate family members of certain individuals comprising this group; (v) 17,910 shares of Common Stock allocated to accounts in the 401(k) Plan; (vi) 10,972 shares of Common Stock held by individuals in this group as trustees; (vii) 4,567 shares held in trust for the benefit of persons in the group; (viii) 43,786 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such holders; and (ix) 656,981 shares of Class B Common Stock held by individuals in this group, convertible on a share for share basis into shares of Common Stock.

(22)

Includes: (i) 647,724 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above; (ii) 94,069 shares of Class B Common Stock held by Paul K. Frierson as described in Note (6) above; (iii) 18,000 shares of Class B Common Stock owned by Paul K. Frierson’s children as to which he shares investment and voting power; and (iv) 68,244 shares of Class B Common Stock held in four trusts as described in Note (4), above.

PROPOSAL 1

ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

J. Don Brock, age 68, is the Chairman of the Board, Chief Executive Officer and President of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee. Dr. Brock also serves as a director for New Enterprises Stone. He has been a director of the Company since 1997. Dr. Brock is a member of the Company’s Audit Committee and a member of the Company’s Executive Committee.

Daniel K. Frierson, age 65, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee; and Louisiana-Pacific Corporation, a manufacturer and distributor of building materials headquartered in Nashville, Tennessee. Mr. Frierson is Chairman of the Company’s Executive Committee and Chairman of the Company’s Retirement Plans Committee.

Paul K. Frierson, age 69, served as Vice President of the Company and President of the Company’s Candlewick Yarns subsidiary from 1989 to 2003. He has been a director of the Company since 1988. Mr. Frierson is a member of the Company’s Retirement Plans Committee.

Walter W. Hubbard., age 63, served as President and CEO of Honeywell Nylon, Inc., a wholly-owned subsidiary of Honeywell International, a manufacturer of nylon products from 2003 until his retirement in 2005. Prior to becoming President of Honeywell Nylon, Mr. Hubbard served as Group Vice President, Fiber Products of BASF Corporation from 1994 until 2003. He has been a director of the Company since 2005. Mr. Hubbard is a member of the Company’s Audit Committee and Compensation Committee.

Lowry F. Kline, age 66, has served as a director of Coca-Cola Enterprises, Inc. since April 2000, serving as Chairman since April 2002, and as Vice Chairman from April 2000 to April 2002. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 to December 2003, and from November 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with such company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a member of the Board of Directors of Jackson Furniture Industries, Inc., headquartered in Cleveland, Tennessee, and the American Beverage Association, and is a member of the Executive Committee of the Metro Atlanta Chamber of Commerce. He is also a member of the Board of Trustees of the Woodruff Arts Center. He has been a director of the Company since 2004. Mr. Kline is Chairman of the Compensation Committee and a member of the Audit Committee.

John W. Murrey, III, age 64, is an Associate Professor of Law at the Appalachian School of Law. He previously served as a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. He has been a director of the Company since 1997. Mr. Murrey serves as a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina since 1993 and has served on its Audit Committee. He also serves as a director of U.S. Xpress Enterprises, Inc., a truckload carrier headquartered in Chattanooga, Tennessee, since 2003 and is Chairman of its Audit Committee. Mr. Murrey is a member of the Company’s Executive Committee, Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee.

Daniel K. Frierson and Paul K. Frierson are brothers. D. Kennedy Frierson, Jr. is the son of Daniel K. Frierson and the nephew of Paul K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director.

Meetings of the Board of Directors

The Board of Directors of the Company met four (4) times in 2006.

Committees, Attendance, and Directors’ Fees

The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee, but no nominating committee.

Members of the Executive Committee are Daniel K. Frierson, Chairman, J. Don Brock and John W. Murrey, III. Except as otherwise limited by law or by resolution of the Board of Directors, the Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Committee exercises between the meetings of the full Board of Directors. The Executive Committee met once in 2006.

Members of the Audit Committee are John W. Murrey, III, Chairman, J. Don Brock, Walter W. Hubbard, and Lowry F. Kline. All of the members of the Audit Committee are “independent directors” as that term is defined by the applicable rule of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Committee approves the type of services to be provided and the estimated fees related to those services. The Committee met six (6) times in 2006.

Members of the Retirement Plans Committee are Daniel K. Frierson, Chairman, and Paul K. Frierson. The Retirement Plans Committee administers the Company’s retirement plans. The committee met one (1) time in 2006.

Members of the Compensation Committee are Lowry F. Kline, Chairman, Walter W. Hubbard, and John W. Murrey, III. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee met four (4) times in 2006.

The Committee does not have a written Charter. The Committee’s authority is established by resolution adopted by the Company’s board of directors. In accordance with that resolution, the Committee has been granted the authority to review and establish compensation for each of the Company’s executive officers and directors and may recommend to the board, for its approval, and for shareholder approval, when required, compensation plans and compensation amounts for such executive officers.

The Committee may request recommendations from the Company’s management concerning the types and levels of compensation to be paid to the Company’s executive officers. Additionally, the Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Committee actions with respect to Compensation of Executive Officers in 2006, see Compensation Discussion and Analysis—Compensation for 2006.

The Board of Directors has no standing nominating committee. The Board of Directors believes that, as a result of the role of the independent directors, as described below, it is not necessary to have a nominating committee at this time.

The Board selects nominees for election as director from persons approved and recommended by a majority of the independent directors. In selecting nominees for director, the Board does not operate pursuant to a charter; however, the Board has adopted a resolution addressing the nominations process. Each member of the Board is independent, as defined by the applicable rule of the NASD, except for Daniel K. Frierson and Paul K. Frierson.

The independent directors may recommend director nominees to the full Board for approval, and only nominees approved by a majority of the independent directors are recommended to the full Board for approval. In selecting and approving director nominees, the independent directors will consider, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of the Company. The independent directors believe continuity in leadership and board tenure maximizes the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the independent directors will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The independent directors of the Board also consider the following in selecting the proposed nominee slate:

•	at all times, at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with Nasdaq standards;

•	at all times at least three members of the Board must satisfy the heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely for inclusion at the 2008 Annual Meeting, recommendations must be received in writing at the principal executive offices of the Company before the close of business on November 19, 2008. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

During 2006, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. Of the six (6) incumbent directors who were serving on the Board at that time, all six (6) attended the 2006 annual meeting of shareholders.

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $12,000 cash and $12,000 in value of Performance Units under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for the Chairman of the Committee). For an additional discussion of Director Compensation, see the tabular information below under the heading, “Director Compensation.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission (“SEC”) thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 2006, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company’s Common Stock were complied with.

Certain Transactions Between the Company and Directors and Officers

The Company’s Audit Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC’s Regulation S-K Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC’s rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company.

These policies and procedures require that all such transactions must be identified by management and disclosed to the Company’s Audit Committee for review and, if required, approval or ratification. Full disclosure of the material terms of any such transaction must be disclosed to the Committee, including

•	the parties to the transaction and their relationship to the Company, its directors and officers;

•	the terms of the transaction, including all proposed periodic payments; and

•	the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the Committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

D. Kennedy Frierson, Jr., the son of Daniel K. Frierson, the Company’s Chief Executive Officer and Chairman of the Board, and the nephew of director Paul K. Frierson, is employed as President of Masland Residential and is a Vice President of the Company. Mr. Frierson received an annual base salary of $190,000 in 2006, and received a cash incentive of $55,000, pursuant to the Company’s 2006 Incentive Compensation Plan. Such incentive was awarded based on Mr. Frierson’s business unit results and his performance for 2006, but paid in February 2007, in accordance with the terms of the Plan. Also pursuant to the Plan, on March 2, 2007, Mr. Frierson was granted an award of 6,841 Long-Term Incentive Shares and 2,898 Career Shares. Pursuant to Mr. Frierson’s election, 9,087 of the total awards were taken as shares of Class B Common Stock. Mr. Frierson will participate in the Company’s incentive compensation program established for 2007. Under the terms of the Plan for 2007, Mr. Frierson has the opportunity to earn a cash Incentive Award, a Long-Term Incentive Award, and Career Shares.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent accountants.

The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 30, 2006 (the “Audited Financial Statements”). In addition, the Committee has discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61.

The Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by Independence Standards Board Statement No. 1, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and the auditing firm such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John W. Murrey, III, Chairman J. Don Brock Lowry F. Kline Walter W. Hubbard

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that John W. Murrey, III is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. For a brief list of Mr. Murrey’s relevant experience, please refer to the Election of Directors section of this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors sets compensation for the Company’s executive officers. Decisions made by the committee are reported to and reviewed by the Board of Directors. The Compensation Committee currently consists of three independent directors chosen annual by the Board.

Compensation of the Company’s executive officers is competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Company reviews publicly available data and, from time to time, receives advice and information from professional compensation consultants.

The Elements of Executive Officer Compensation

Compensation for each of the Company’s executive officers consists generally of the following elements: base salary; annual cash incentives; stock plan awards; retirement plan benefits and other benefits. Compensation is intended to be competitive and in the median range of compensation for comparable companies. A significant portion of each executive’s compensation consists of equity awards designed to align the interests of executive officers with the interests of the Company’s shareholders.

For 2006, each executive officer’s compensation consisted of base salary, and the opportunity to earn a cash incentive award and awards of restricted stock as well as customary retirement and other benefits. The Compensation Committee determined the range of potential cash and equity incentive awards that could be earned, the performance criteria for determining the amount earned by each executive, and the form in which awards would be paid.

Base Salary

Base salary levels depend on a variety of factors, including qualifications and experience, duties and responsibilities, and the competitive market for executive talent.

Cash Incentive Awards

All cash incentive awards were designed as a percentage of each executive’s base salary at the beginning of the year. For executive officers whose responsibilities are primarily related to the operations of one or more business units, the cash incentive award component provided each participant with the opportunity to earn a cash payment ranging from 16.67% to 75% of such participant’s base salary with 50% of the award based on achievement of certain levels of earnings before interest and taxes from continuing operations (“EBIT”) for their business unit, 20% based on the Company’s EBIT and 30% based on individual goals set by the Committee; provided, that awards based on individual goals are also contingent on meeting one or both of the EBIT performance goals.

For the Chief Executive Officer and all executive officers whose responsibilities are primarily related to corporate-level administration, the cash incentive award component provided each participant with the opportunity to earn a cash payment ranging from 16.67% to 75% of such participant’s base salary with 60% of the amount of the cash award based on the achievement of certain levels of Company EBIT and 40% of the amount based on achievement of individual performance goals set by the Committee, provided, that awards based on individual goals are also contingent on meeting the Company’s EBIT goals.

In 2006, cash incentive awards were made to the Company’s executive officers in the aggregate amount of $110,000. As disclosed in the Summary Compensation Table, one of the Company’s Named Executive Officers received an award under the Plan.

Although other possible measures of performance were considered, corporate and business unit EBIT was used as the primary measure of performance because the Committee believed that EBIT provided a highly relevant measure of performance that could be applied to each of the Company’s business units and to the Company as a whole.

Primary Long-Term Incentive Share Awards and Career Shares.

The 2006 Incentive Plan provided for two possible awards of restricted stock: Primary Long-Term Incentive Share Awards and Career Shares.

The Primary Long-Term Incentive Share Award was made in restricted shares to each executive officer, in value equal to 35% of the executive’s base salary at the beginning of the year plus any cash incentive award paid for such year. Career Shares were awarded to each executive officer as an award of restricted stock valued at 20% of such officer’s base salary as of the beginning of the year. The number of shares issued were based on the market price of the Company’s Common Stock at the time of grant of the award—March, 2007.

Primary Long-Term Incentive Share Awards vest pro rata over 3 years. Career Share Awards vest when the participant becomes (i) qualified to retire from the Company and (ii) has retained the Career Shares for 24 months following the grant date. Both types of awards are subject to accelerated vesting or forfeiture as described below.

Special Conditions to Awards

Grant of the Primary Long-Term Incentive Share and Career Share Awards was contingent on the Company’s achieving a positive income from continuing operations. Death, disability or a change in control of the Company will result in immediate vesting of all restricted stock issued as Primary Long-Term Incentive Share or Career Share Awards. Termination without cause will result in immediate vesting of all Career Share Awards, and acceleration of vesting of Primary Long-Term Incentive Shares Awards to the extent such shares have been expensed by the Company. Voluntary termination of employment prior to retirement, or termination of employment for cause will result in the immediate forfeiture of all unvested awards. Upon an executive’s retirement, vesting will accelerate to the extent that the Company has recognized compensation expense related to the shares subject to the awards.

Retirement Plans and Other Benefits

The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by business with which the Company competes for executive talent.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Such officers may receive contributions from the Company into the two plans in an aggregate amount equal to up to 3% of their cash compensation. Participants may receive additional contributions from the Company based primarily on the Company’s return on equity.

Compensation for 2006

In setting compensation of the Named Executive Officers for 2006, the Committee employed Towers Perrin as consultants to provide information concerning competitive compensation levels and current compensation trends. In performing its analysis, Towers Perrin reviewed publicly available compensation information for the companies that comprise the “peer group” to which the Company compares its stock performance as set forth in the Stock Performance Graph included in this year’s Annual Report to Shareholders. Towers Perrin also compared the Company’s executive compensation to a broader survey group, whose information they felt would be comparable to that of the Company. The Committee also received recommendations from management concerning levels of compensation and types and structure of compensation.

As a result of its review, the Committee determined that the level of direct cash compensation offered to the Company’s executive officers was near the median of such compensation for the Company’s competitors, but that its long-term incentives were below median levels, particularly in the case of the Company’s chief executive officer. In February 2006, the Committee redesigned the Company’s long-term incentive compensation plan to provide a cash incentive and the two types of restricted stock awards described in more detail, above: long-term incentive shares and career shares. The long-term incentive shares were designed to provide an incentive to remain with the Company during the three-year vesting period of the awards and encourage achievement of target levels of operating performance as measured by earnings before interest and taxes. The career shares were designed to provide an incentive to remain with the company until retirement at which time such awards vest. Payment of all awards was made contingent on the profitability of the Company. In May 2006, the Committee adjusted the base salaries of the Company’s executive officers to keep such salaries at or near median levels for comparable companies.

The tax effect of possible forms of compensation on the Company and on the executive officers is a factor used in determining types of compensation. Similarly, the accounting treatment accorded various types of compensation is a factor used to determine compensation. Because of the possible deductibility limitations imposed by relevant IRS regulations, the Company sought shareholder approval of the types of goals that could serve as the basis for incentive awards for 2007-11. Compensation resulting from 2006 awards was anticipated to be below levels affected by the IRS deductibility limits.

Restricted Stock Award to Chief Executive Officer

During 2006, the Compensation Committee approved a Restricted Stock Award for the Company’s Chief Executive Officer. The Award is intended to retain and motivate the CEO over the term of the award (seven years) and to bring his long-term incentive compensation package closer to median levels for Chief Executive Officers of comparable companies. The Committee considered the contributions of the Chief Executive Officer to the Company’s positive results over the past several years and its successful transition into the carpet industry, among other factors, in deciding to grant the award. As noted above, the Committee engaged a consultant to assist it in reviewing comparable executive officer compensation and in structuring the award.

The award consists of an aggregate of 125,000 shares of Restricted Stock. At Mr. Frierson’s election, such award consists of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock. Vesting of the award is subject to both a market condition—the price of the Company’s Common Stock must equal or exceed $18.225 over any 20 consecutive trading days prior to June 1, 2011—and a continued service condition—Mr. Frierson must be continuously employed by the Company or an affiliated company as a director or executive officer of the Company or an affiliated company until 2013, and as an executive officer until at least 2011. Shares subject to this award vest in substantially equal annual installments beginning June 6, 2008 (or the first date thereafter that the market condition is met) and ending June 2013.

In the event of a change of control during Mr. Frierson’s employment and prior to June 6, 2013, 100% of the award vests immediately. In the event of termination of employment on account of death or disability at any time during the term of the award the continued service condition will be deemed to have been met (to the extent the Award has not been forfeited) and vesting of the Award will accelerate when the market condition is met. In the event of termination of employment on account of retirement or involuntary termination without cause prior to June 6, 2013, the continued service condition will be deemed to have been met to the extent the award has been expensed by the Company and vesting of the Award will accelerate when the market condition is met. In the event of involuntary termination of employment by the Company, for cause, the non-vested portion of the award will be forfeited. If the market condition is not met by June 6, 2011, all shares granted under the award will be forfeited.

2007-2011 Incentive Compensation Plan

In March 2006, the Compensation Committee approved the 2007-2011 Incentive Compensation Plan, pursuant to which annual incentive compensation awards may be made to key executives (including the Named Executive Officers) of the Company based on results achieved by the Company. The material terms of the performance goals of the plan were approved by the Company’s shareholders at the 2006 Annual Meeting. Awards granted under the Plan may be treated as performance-based compensation under relevant Internal Revenue Code regulations and will allow the Company to take a federal income tax deduction for the related compensation expense if such awards are based on one or more of the approved performance goals.

The plan is administered by the Compensation Committee which will determine the type, range of potential awards and performance criteria for determining awards.

Both cash incentive awards and stock based incentive awards may be made under the plan. The annual performance goals will include one or more of the following criteria determined annually in the discretion of the Committee: minimum annual levels of profitability; corporate and/or business unit EBIT levels, total shareholder return, return on capital; return on equity; pre-tax earnings; after-tax earnings, earnings growth, operating income; operating profit; earnings per share and return on investment or working capital, any one or more of which criteria may be measured with respect to the Company, or any one or more of its subsidiaries or business units.

At its February meeting, the Committee approved the Incentive Compensation Plan for 2007 and set performance goals for the Company’s executive officers. The plan is structured to provide similar incentives to those provided by the 2006 Incentive Compensation Plan, but the cash incentive award that may be earned under the plan ranges from 10% to 75% of the participant’s base salary.

Termination Benefits

As discussed above under Special Conditions to Awards and Restricted Stock Award to Chief Executive Officer, such restricted stock awards provide for acceleration of vesting of awards under certain circumstances upon termination of the participants.

Upon retirement of the Participant, all restricted stock awards made under the Company’s 2004 incentive compensation plan vest to the extent such awards have been expensed. As of year end, Messers Frierson, Polley and Harmon were eligible for retirement in accordance with the terms of the restricted stock awards. If such persons had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been: Frierson – 7,324 shares ($92,575); Harmon – 1,393 shares ($17,608); and Polley – 1,326 shares ($16,761).

For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company’s Common Stock of $12.64/share.

No termination benefit was paid to or accrued for any Named Executive Officer in the fiscal year ended December 30, 2006.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.

Based on our review and the discussions we held with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Materials.

Respectfully submitted,

Lowry F. Kline, Chairman
John W. Murrey, III
Walter W. Hubbard

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned or paid during the fiscal year ended December 30, 2006 to (i) the Company’s Chief Executive Officer; (ii) the Company’s Chief Financial Officer; and (iii) the three other most highly compensated executive officers who were serving as executive officers at the end of such fiscal year (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)(4)	Nonqualified Compensation Earnings ($) (h)(5)	All Other Compensation ($) (i)(6)	Total (j)
Daniel K. Frierson, Chief Executive Officer	2006	$540,000	$270,964	$10,991	$—	$94,868	$48,496	$965,319

Gary A. Harmon, Chief Financial Officer	2006	228,334	27,147	4,740	—	71,363	20,844	352,428

Kenneth L. Dempsey, Vice-President, President Masland Contract	2006	246,667	51,615	4,740	—	14,748	21,570	339,340

Craig S. Lapeere, Vice-President, President Masland Residential	2006	270,000	—	3,560	55,000	31,180	22,270	382,010

David E. Polley, Vice-President, President Dixie Home	2006	246,667	25,837	12,540	—	29,607	21,517	336,168

1.	Includes all amounts deferred at the election of the Named Executive Officer.
2.	Amounts reflect aggregate compensation cost recognized by the Company for outstanding stock awards to the Named Executive Officers determined in accordance with FAS 123R.
3.

Amounts reflect the aggregate compensation cost recognized by the Company for the year presented for outstanding option awards to the Named Executive Officers determined in accordance with FAS 123R. No option awards were made to the Named Executive Officers in 2006.

4.	Includes cash incentives earned based on results for 2006, but paid in 2007.
5.

Amounts presented represent above-market earnings on compensation deferred on a basis that is not tax qualified in the Company’s nonqualified deferred compensation plans. For purposes of this table, “above-market” earnings is the portion of actual earnings that exceeds 120% of the applicable federal long-term rate, with compounding as prescribed under relevant sections of the Internal Revenue Code. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

6.	The following is a summary and quantification of all amounts included in column (i):

All Other Compensation

Name (a)	Year (b)	Registrant Contributions to Defined Contribution Plans ($) (c)	Insurance Premiums ($) (d)	Other ($) (f)(1)	Total Perquisites and other Benefits ($) (g)(2)
Daniel K. Frierson	2006	$16,200	$14,170	$18,126	$48,496
Gary A. Harmon	2006	6,850	13,994	—	20,844
Kenneth L. Dempsey	2006	7,400	14,170	—	21,570
Craig S. Lapeere	2006	8,100	14,170	—	22,270
David E. Polley	2006	7,400	14,117	—	21,517

1.	The amount presented is the incremental cost to the Company of personal use of Company aircraft by Mr. Frierson.
2.	No Named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination plans for the period presented.

The following table presents information concerning all grants of plan-based awards to the Named Executive Officers in 2006. Future payouts under non-equity incentive plan awards earned for 2006 by the Named Executive Officers are disclosed in column (g) of the Summary Compensation Table and, therefore, such amounts are not repeated here. All such amounts were paid following year-end, based on results for 2006, under the Company’s 2006 Incentive Compensation Plan.

Grants of Plan-Based Awards

Estimated Future Payouts under Equity Incentive Plan Awards(1)
Name (a)	Grant Date (b)	Threshold (f)	Target (g)(3)	Maximum (h)	Grant Date Fair Value of Stock and Option Awards(2)
Daniel K. Frierson	6/6/06	N/A	125,000	N/A	$1,556,250
Gary A. Harmon	—	N/A	—	N/A	—
Kenneth L. Dempsey	—	N/A	—	N/A	—
Craig S. Lapeere	—	N/A	—	N/A	—
David E. Polley	—	N/A	—	N/A	—

1.

All awards of restricted stock made to the Named Executive Officers under the 2006 Incentive Compensation Plan were granted in 2007, in accordance with the terms of the plan. Such awards are as follows:

Name	Long-Term Incentive Award Shares	Career Shares
Daniel K. Frierson*	13,348	7,628
Gary A. Harmon	5,740	3,280
Kenneth L. Dempsey	6,140	3,509
Craig S. Lapeere	8,677	4,119
David E. Polley	6,140	3,509

*	Pursuant to Mr. Frierson’s election, 20,355 of the total of his awards were taken as shares of Class B Common Stock.
2.	The amount set forth in the table reflects the grant date fair value of the award determined in accordance with FAS 123R
3.

A Restricted Stock award of Class B Common Stock and Common Stock was granted on June 6, 2006 to the Company’s Chief Executive Officer. Pursuant to the terms of the Award and at the election of the Chief Executive Officer, the award consists of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock. Vesting of the award is subject to both a market condition – the price of the Company’s Common Stock must equal or exceed $18.225 over any 20 consecutive trading days prior to June 6, 2011 – and a continued service condition – Mr. Frierson must be continuously employed by the Company or an affiliated company as an Executive Officer until at least June 5, 2011, or, thereafter as a director or executive officer of the Company or an Affiliated Company. Shares subject to this award vest in substantially equal annual installments beginning June 6, 2008 (or the first date thereafter that the market condition is met) and ending June 2013. If the market condition is not met by June 6, 2011 all shares granted under the award will be forfeited. The estimated future payout set forth in the table above assumes that the market condition, and the continued service condition are timely met. No other named executive officer received an equity award in 2006. See “Compensation Discussion and Analysis, Restricted Stock Award to Chief Executive Officer,” above, for a more detailed discussion of the award.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.

Outstanding Equity Awards at Fiscal Year-End

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock Held that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#) (i)(2)	Equity Incentive Plan Awards: Market of Payout Value or Unearned Shares, Units or Other Rights that have not vested (j)(3)
	Exercisable (b)(#)	Unexercisable (c)(#)
Daniel K. Frierson	14,367 64,287 5,000 50,000 31,290 60,000	— — 5,000 — — —	— — — — — —	$7.660 6.960 4.780 11.850 15.980 13.510	5/02/07 5/02/12 8/12/12 8/05/09 12/06/10 12/20/15	125,000 — — — — —	$1,580,000 — — — — —	15,980 — — — — —	$201,987 — — — — —

Gary A. Harmon	7,500 15,000 1,690 5,510 15,000	2,500 — — — —	— — — — —	$4.780 11.850 15.980 15.980 13.510	8/12/12 8/05/09 12/06/10 12/06/10 12/20/15	— — — — —	— — — — —	3,040 — — — —	38,426 — — — —

Kenneth L. Dempsey	13,917 7,500 15,000 5,510 9,130 20,000	— 2,500 — — — —	— — — — — —	$6.960 4.780 11.850 15.980 15.980 13.510	5/02/12 8/12/12 8/05/09 12/06/10 12/06/10 12/20/15	— — — — — —	— — — — — —	5,780 — — — — —	73,059 — — — — —

Craig S. Lapeere	1,250 5,713 1,287 10,000 15,000 20,000	1,250 — — — — —	— — — — — —	$6.960 15.980 15.980 15.520 17.330 13.510	5/02/12 12/06/10 12/06/10 5/06/11 9/07/15 12/20/15	— — — — — —	— — — — — —	— — — — — —	— — — — — —

David E. Polley	30,000 15,000 8,350 20,000	— — — —	— — — —	$4.200 11.850 15.980 13.510	11/20/12 8/05/09 12/06/10 12/20/15	— — — —	— — — —	2,893 — — —	36,568 — — —

1.

125,000 shares of restricted stock were awarded to the Chief Executive Officer on June 6, 2006, under the Company’s 2006 Incentive Stock Plan. Such award consisted of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock.

2.

Awards of restricted stock for Messrs. Frierson, Harmon, Dempsey and Polley were made under an Incentive Compensation Plan in effect for 2004. Such awards were based on results for 2004, and granted in February 2005.

3.

The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company’s Common Stock at year-end ($12.64/share) by the number of shares of restricted stock subject to the award.

The following table sets forth information as to all option exercises and stock vested for the Named Executive Officers for the fiscal year ended December 30, 2006. No Named Executive Officer exercised any options during 2006

Option Exercises and Stock Vested

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)(1)
Daniel K. Frierson	7,990	$107,945
Gary A. Harmon	1,520	20,535
Kenneth L. Dempsey	2,890	39,044
Craig S. Lapeere	—	—
David E. Polley	1,447	19,549

1.	The value realized is calculated as the closing price on the vesting date ($13.51/share) times the number of vested shares.

The following table sets forth information concerning the Company’s Non-Qualified Defined Contribution Plan for each of the Named Executive Officers for the fiscal year ended December 30, 2006. The Company does not maintain any other non-tax qualified deferred compensation plans.

Nonqualified Deferred Compensation

Name (a)	Executive Contribution in Last FY ($) (b)(1)(2)	Registrant Contribution in Last FY ($) (c)(1)(2)	Aggregate Earnings in Last FY ($) (d)(1)(2)(3)	Aggregate Balance at Last FYE ($) (e)
Daniel K. Frierson	$16,200	$10,950	$145,524	$951,839
Gary A. Harmon	137,000	1,600	123,902	1,024,053
Kenneth L. Dempsey	—	2,150	23,474	162,041
Craig S. Lapeere	27,000	2,850	45,393	280,360
David E. Polley	123,333	2,150	64,226	683,689

1.

Participants in the non-qualified plan may make deferrals into that plan (up to 90% of total compensation), and also may receive contributions from the Company equal to a percentage (up to 3%) of their compensation, and may receive contributions from the Company equal to a percentage of their compensation, based primarily on the Company’s return on equity.

2.

All amounts deferred by the executive are included in the Salary Column of the Summary Compensation Table appearing above. All amounts contributed by the Company are included in the All Other Compensation column of the table. Earnings on the Company’s Non-Qualified Deferred Compensation Plan are included in the Nonqualified Compensation Earnings column of the table, but only to the extent that such earnings represent “above market earnings.” See Note 5 to the Summary Compensation Table for a description of such earnings.

3.	Monies deferred are invested at the direction of participants among a selection of investment vehicles offered by the Plan. Earnings presented represent actual earnings on such investments.
4.	There were no withdrawals or distributions by or to the Named Executive Officers in the fiscal year ended 2006.

Set forth below is a table presenting compensation information with respect to all non-employee directors of the Company. Compensation information for the Company’s Chief Executive Officer, Daniel K. Frierson, is reported in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(3)	All Other Compensation ($) (e)(4)	Total ($)
J. Don Brock	$22,000	$12,000	$3,395	$—	$37,395
Paul K. Frierson	24,000	12,000	900	22,971	59,871
Walter W. Hubbard	26,000	12,000	—	—	38,000
Lowry F. Kline	27,750	12,000	—	—	39,750
John W. Murrey, III	29,250	12,000	3,395	—	44,645

1.

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $12,000 in cash and $12,000 in value of Performance Units under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for Chairman of the Committee). Additionally, directors receive reimbursement of the expenses they incur in attending all board and committee meetings.

2.

The value presented is the dollar amount recognized in the Company’s financial statements for all outstanding Stock Awards. The grant date fair value of performance units determined pursuant to FAS 123R awarded to each non-employee director under the Directors Stock Plan in 2006 was $12,000.

3.	The value presented is the dollar amount recognized in the Company’s financial statements for all outstanding Option Awards.
4.

Mr. Paul K. Frierson is a 50% shareholder in a Company which receives commissions from the Company for the sale of yarn. The amount presented in the table represents Mr. Frierson’s share of such commissions.

At fiscal year end, each non-employee director held the following outstanding equity awards:

		Stock Options(2)
Name (a)	Performance Units (b)(1)	Number of Securities Underlying Options (c)	Option Exercise Price (d)	Option Expiration Date (e)
J. Don Brock	15,584	2,500 3,000 4,000	$12.18 15.98 13.51	02/19/14 12/06/14 12/20/15

Paul K. Frierson	1,426	4,000	13.51	12/20/15

Walter W. Hubbard	1,274	8,000	13.51	12/20/15

Lowry F. Kline	2,574	10,000 3,000 4,000	12.63 15.98 13.51	05/06/14 12/06/14 12/20/15

John W. Murrey, III	15,584	2,500 3,000 4,000	12.18 15.98 13.51	02/19/14 12/06/14 12/20/15

(1)

The performance units represent an equal number of shares of the Company’s common stock. At year-end, the aggregate value of such stock was $460,627, determined by multiplying the number of performance units by the year-end per share market value of the Company’s Common Stock ($12.64/share).

(2)	All such options are presently exercisable.

EMPLOYMENT AGREEMENTS

David E. Polley is employed as the Company’s Vice President-Marketing pursuant to the terms of an employment agreement which commenced November 20, 2002 and extends through November 19, 2008. Pursuant to the agreement, Mr. Polley was granted 20,000 shares of restricted Common Stock, which fully vested on November 19, 2005. Pursuant to the agreement, the Company also awarded Mr. Polley an incentive stock option, which fully vested on November 19, 2005, to purchase 30,000 shares of Common Stock at $4.20 per share, which was the market price at the time of grant. The agreement may be terminated by Mr. Polley upon 60 days prior written notice or by the Company at any time for cause. Mr. Polley has agreed not to compete with the Company for a period of two years following any termination of his employment under the agreement.

SHAREHOLDER PROPOSALS

FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2008 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 19, 2007, to be considered for inclusion in the Company’s proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

OTHER SHAREHOLDER PROPOSALS

FOR PRESENTATION AT NEXT YEAR’S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2008 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on January 25, 2008, and advise shareowners in the 2008 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on January 25, 2008. Notices of intention to present proposals at the 2008 Annual Meeting should be addressed to the Company at its principal executive offices, Attention: Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at P.O. Box 25107 Chattanooga, TN 37422-5107.

INDEPENDENT AUDITORS

The firm of Ernst & Young LLP served as independent auditors for the Company for fiscal 2006. The Company intends to select independent auditors for its current fiscal year following the receipt of the recommendation of the Audit Committee. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Ernst & Young, LLP for services provided during fiscal years 2005 and 2006:

	2005	2006
Audit Fees(1)	$718,000	$768,000

(1)

Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements, audit of management’s assessment of internal controls over financial reporting, audit of the effectiveness of internal controls over financial reporting, review of the Company’s quarterly financial statements, review of other SEC filings and technical accounting issues.

The Audit Committee approved the engagement of Ernst & Young LLP to serve as the Company’s independent auditors for the year ending December 30, 2006. It is the policy of the Audit Committee to pre-approve all services provided by its independent auditors. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the of the fiscal 2005 or fiscal 2006 fees were approved by the Audit Committee pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C).

ADDITIONAL INFORMATION

The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson Chairman of the Board

Dated: March 9, 2007

PROXY

THE DIXIE GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Shareholders

May 2, 2007

The undersigned hereby appoints Daniel K. Frierson, John W. Murrey, III, and J. Don Brock, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Marriott Grand Hotel, Point Clear, Alabama, at 8:00 A.M., Central Time, on May 2, 2007, and any adjournment or adjournments thereof, as follows:

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

(See reverse side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted in favor of Proposal 1 for the election of all of the Board of Directors’ nominees. The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, the proxies will be voted in accordance with the best judgment of the Proxy Holders.

1. Election of Directors:	☐ FOR all nominees	☐ WITHHOLD AUTHORITY
	(Except as indicated in the space provided below)	to vote for all nominees listed below

J. Don Brock; Daniel K. Frierson; Paul K. Frierson; Walter W. Hubbard;

John W. Murrey, III; Lowry F. Kline.

(Instruction: To withhold authority to vote for any individual,

write that nominee’s name in the space provided below.)

2.	Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith.

SIGNATURE(S):                                                                               DATE:                           , 2007

NOTE:    Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.